================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Pure Atria Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                                                     PRELIMINARY

                   PURE SOFTWARE INC  PURE ATRIA CORPORATION

                               ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 9, 1997


TO THE STOCKHOLDERS:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pure Atria Corporation, a Delaware corporation (the "Company"), will be held on May 9, 1997, at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected, with the following slate of nominees: Aki Fujimura, Reed Hastings, Thomas A. Jermoluk, Paul Levine, David A. Litwack, Larry Sonsini, and Louis J. Volpe.

    2. To approve an amendment to the Company's Restated Certificate of Incorporation to change the corporate name of the Company to "Pure Atria Software, Inc."

    3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock to 200,000,000.

    4. To approve and ratify the Company's amended and restated Employee Stock Purchase Plan, as described herein.

    5. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only stockholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the Annual Meeting.

          All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.


                                    THE BOARD OF DIRECTORS

Sunnyvale, California
March 28, 1997


================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
================================================================================

                             PURE ATRIA CORPORATION

                                --------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                --------------



          The enclosed Proxy is solicited on behalf of the Board of Directors of Pure Atria Corporation ("Pure Atria" or the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, May 9, 1997 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

          The Annual Meeting will be held at the offices of Wilson Sonsini Goodrich and Rosati, 650 Page Mill Road, Palo Alto, California. The Company's principal executive offices are currently located at 1309 South Mary Avenue, Sunnyvale, California 94087. The telephone number at that location is (408) 720-1600. The Company plans to move its principal executive offices by May 1997, to 18880 Homestead Road, Cupertino, California 95014, for which the telephone number is (408) 863-9900.

          These proxy solicitation materials were mailed on or about March 28, 1997, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.


              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

REVOCABILITY OF PROXIES

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

          Each stockholder is entitled to one vote for each share of Common Stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

          Any cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter, or facsimile.

RECORD DATE

          Only stockholders of record at the close of business on March 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, _______________shares of the Pure Atria Corporation Common Stock, $.0001 par value (the "PASW Common Stock"), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the PASW Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners." The closing sales price of the PASW Common Stock on the Nasdaq National Market on the Record Date was $____ per share.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

          The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

          Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than November 28, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT ON FORM 10-K

          A copy of the Company's Annual Report on Form 10-K for fiscal year 1996 filed with the Securities and Exchange Commission may be obtained without charge by sending a written request to Toni Sottak, Corporate Communications Manager, Pure Atria Corporation, 1309 South Mary Avenue, Sunnyvale, California 94087.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

          A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

          The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of the Company.


    NAME            AGE(1)                 PRINCIPAL OCCUPATION
    ----            ------                 --------------------
Paul Levine          42      Chairman of the Board of Directors of the Company

Reed Hastings        36      President and Chief Executive Officer of the
                             Company

Louis J. Volpe       47      Sr. Vice President of Sales & Marketing for GeoTel
                             Communications Corp.

David A. Litwack     49      President of Sybase Powersoft Division, Sr. Vice
                             President of Sybase

Thomas A. Jermoluk   40      President, Chief Executive Officer, Chairman of
                             the Board of Directors of @Home Networks

Larry W. Sonsini     56      Member, Wilson Sonsini Goodrich & Rosati

Aki Fujimura         39      Director of the Company
--------------
(1) As of March 1, 1997.

          MR. LEVINE has been Chairman of the Board of Directors of The Company since August 1996. From February 1990 through August 1996, Mr. Levine was President, Chief Executive Officer and a director of Atria Software, Inc., which he co-founded.

          MR. HASTINGS has been, since October 1991, President, Chief Executive Officer and a director of the Company, which he founded. From October 1990 to September 1991, Mr. Hastings was initially a full-time employee and later a part-time consultant at ADAPTIVE, Inc., a manufacturer of high speed communication switching products.

          MR. LITWACK has been a director of the Company since August 1996, and was a director of Atria Software, Inc. from March 1994 through August 1996. Since July 1995, Mr. Litwack has been Senior Vice President of Sybase, Inc., a database software company. Since January 1994, Mr. Litwack has been President of the Powersoft Division of Sybase. From January 1992 to January 1994, Mr. Litwack was the President of Powersoft Corporation. From 1988 to January 1992, Mr. Litwack was the Senior Vice President, Research and Development of Powersoft Corporation.

          MR. VOLPE has been a director of the Company since August 1996, and was a director of Atria Software, Inc., from March 1993 through August 1996. Since May 1996, Mr. Volpe has been Senior Vice President of Sales and Marketing of GeoTel Communications Corporation. From February 1995 to April 1996, Mr. Volpe was Vice President of Marketing of GeoTel Communications Corporation.
From May 1993 to January 1995, Mr. Volpe was the Senior Vice President of Marketing and Operations of Parametric Technology Corporation. Mr. Volpe is also a director of Softdesk, Inc.

          MR. JERMOLUK has been a director of the Company since February 1996. Since August 1996, Mr. Jermoluk has been Chairman of the Board, President and Chief Executive Officer of @Home Networks. From 1994 to August 1996, Mr. Jermoluk was President and Chief Operating Officer of Silicon Graphics, Inc. ("SGI"). From 1991 to 1994, he was Executive Vice President of SGI, and from 1988 to 1991, he was Vice President and General Manager of SGI's Advanced System Division. From October 1993 to August 1996 he was a director of SGI. He is currently a director of Forte Software, Inc.

          MR. SONSINI has been a director of the Company since February 1996. Mr. Sonsini has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1966. He has been a member of that firm since 1970 and serves as Chairman of its Executive Committee. He is a director of Lattice Semiconductor Corporation, Novell, Inc., Pixar, Inc. and of Silicon Valley Group Inc.

          MR. FUJIMURA has served as a director of the Company since October 1996 and was also a director the Company from April 1993 to August 1996. From December 1995 through August 1996, he served as Vice President, Systems Business Unit and Customer Satisfaction Group of the Company. From April 1993 until December 1995, he was Vice President, Engineering of Pure Software, Inc. From 1988 until April 1993, Mr. Fujimura held various positions at Cadence Design Systems, Inc., an electronic design automation company, most recently as Vice President, Framework Group. Mr. Fujimura is also a director of Bristol Technology, Inc.

VOTE REQUIRED

          The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

          The Board of Directors of the Company (the "Board") held a total of eight meetings during the fiscal year ended December 31, 1996. During Mr. Jermoluk's term as a director a total of seven meetings of the Board of Directors were held, of which he attended five meetings. No other director, during the time he or she was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he or she served, which occurred during 1996. The Board has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

          The Audit Committee, which currently consists of Mr. Volpe, Mr. Jermoluk and Mr. Sonsini, is responsible for (i) recommending engagement of the Company's independent auditors, (ii) approving the services performed by such auditors, (iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel, and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held two meetings during 1996.

          The Compensation Committee, which currently consists of Mr. Jermoluk, Mr. Volpe and Mr. Litwack, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees, (ii) administering the Company's stock purchase and stock option plans, and (iii) determining which eligible individuals (excluding nonemployee directors) receive grants thereunder and the size of such grants. The Compensation Committee held two meetings during 1996.

COMPENSATION OF DIRECTORS

           Directors do not receive additional monetary compensation for their services as directors of the Company.

          Nonemployee directors participate in the Company's 1995 Stock Option Plan (the "1995 Plan"). The 1995 Plan was adopted by the Board of Directors in May 1995 and approved by the stockholders in July 1995. The 1995 Plan provides for an automatic grant of a nonstatutory stock option to purchase 15,000 shares of Common Stock to a nonemployee director (an "Initial Option"). For directors holding their positions as of the date on which the Underwriting Agreement was signed in connection with the Company's initial public offering, the Initial Option was granted on such date, and for directors who become such after such date, the Initial Option is granted on the date of the first meeting on which such individual participates as a director. An Initial Option has a term of ten years, is immediately exercisable subject to a repurchase option in favor of the Company, and vests (i.e., is released from the Company's repurchase option) annually in equal fractions over four years, provided the Board member continues to serve as such on each anniversary of the Initial Option's date of grant. In addition, at each annual stockholders meeting, beginning in 1996, each nonemployee director will automatically be granted at that meeting, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase 5,000 shares of Common Stock (a "Subsequent Option"), provided such individual has served on the Board for at least six months prior to such meeting. Each Subsequent Option has a term of ten years, is immediately exercisable subject to a repurchase option in favor of the Company, and vests (i.e., is released from the Company's repurchase option) in full on the first anniversary of its date of grant, provided the Board member continues to serve as such on such anniversary date. The exercise price of each option granted to directors under the 1995 Plan equals 100% of the fair market value of the Common Stock, based on the closing sales price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

                                  PROPOSAL TWO

                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
             CERTIFICATE OF INCORPORATION TO CHANGE CORPORATE NAME

PURPOSE AND EFFECT OF THE AMENDMENT

          The Company's Restated Certificate of Incorporation as currently in effect (the "Certificate") provides that the name of the Company is "Pure Atria Corporation". In order to make the Company's name more similar to the names of its predecessor corporations, "Pure Software, Inc." and "Atria Software Inc.", respectively, the Board of Directors of the Company has authorized that the Certificate be amended to change the Company's name to "Pure Atria Software, Inc.", subject to stockholder approval. Under the proposed amendment, Article I of the Certificate would be amended and restated to read as follows:

           "The name of the corporation is Pure Atria Software, Inc."

VOTE REQUIRED

          The Company stockholders are being asked to approve such amendment. The affirmative vote of the holders of a majority of the shares of the Company Common Stock issued and outstanding as of the Record Date will be required to approve the amendment to the Certificate. The effect of an abstention is the same as that of a vote against the proposal.

RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME.

                                 PROPOSAL THREE

                    APPROVAL OF AMENDMENT AND RESTATEMENT OF
           CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

GENERAL

          The Company's Certificate provides that the Company is authorized to issue two classes of stock, consisting of 80,000,000 shares designated as Common Stock, $.0001 par value per share, and 2,000,000 shares designated as Preferred Stock, $.0001 par value per share.

          The Board of Directors of the Company has authorized amendment and restatement of the Certificate, subject to stockholder approval, to increase the authorized number of shares of Common Stock by 120,000,000 shares, bringing the total authorized Common Stock to 200,000,000 shares. Under the proposed amendment and restatement, Article IV, Section A of the Certificate would be amended and restated to read as follows:

           "A. Classes of Stock.  The total number of shares of stock which the
               ----------------
     Corporation shall have authority to issue is two hundred and two million (202,000,000) which shall be divided into two (2) classes as follows: two hundred million (200,000,000) shares of Common Stock, par value $.0001 per share ("Common Stock"), and two million (2,000,000) shares of Preferred Stock, par value $.0001 per share."

          The stockholders are being asked to approve such amendment. The proposed amendment would give the Board the authority to issue additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may otherwise be required by applicable law.

          Of the 80,000,000 currently authorized shares of Common Stock, __________ shares of Common Stock were issued and outstanding as of March 14, 1997 (the Record Date for the 1997 Annual Meeting). In addition, as of such date, approximately __________ shares were reserved for issuance upon exercise of outstanding options; approximately _______ shares were reserved for future grant under the Company's 1995 Stock Option Plan; and approximately ________ shares were reserved for issuance under the Employee Stock Purchase Plan. Accordingly, as of March 14, 1997, the Company had __________ shares of authorized but unissued and unreserved Common Stock available for issuance.

PURPOSE AND EFFECT OF THE AMENDMENT

          The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, to establish strategic relationships with corporate partners, or to provide equity incentives to employees, officers or directors. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time (and expense) of seeking stockholder approval in correction with the contemplated issuance of Common Stock. The Board of Directors has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

          The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common

Stock have no preemptive rights.

          The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the PASW Common Stock outstanding. If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware.

POTENTIAL ANTI-TAKEOVER EFFECT

          The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

          The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

VOTE REQUIRED

          The affirmative votes of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date will be required to approve the amendment and restatement of the Certificate of Incorporation. The effect of an abstention is the same as that of a vote against the proposal. If the amendment is not approved, the Company's authorized capital stock will not change.

RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                                 PROPOSAL FOUR

                     APPROVAL OF AMENDMENT AND RESTATEMENT
                   THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

GENERAL

          The Company's Employee Stock Purchase Plan (the "PASW ESPP") was initially adopted by the Board on May 16, 1995 and initially approved by the stockholders on July 17, 1995. The PASW ESPP permits eligible employees to purchase PASW Common Stock through payroll deductions at a price equal to 85% of the fair market value of the PASW Common Stock at the beginning or at the end of each offering period, whichever is lower. A total of 300,000 shares of PASW Common Stock were initially reserved for issuance under the PASW ESPP.

PURPOSE AND EFFECT OF THE AMENDMENT

          On March 4, 1997, the Board approved an amended and restated form of the PASW ESPP, subject to approval by stockholders. The amended and restated form of the PASW ESPP is described in more detail below, and authorizes additional shares of PASW Common Stock to be reserved for issuance pursuant to the plan. The need for additional shares at this time is partly due to the significant increase in the number of participating employees, resulting from the merger with Atria Software, Inc., ("Atria") in August of 1996. As part of the merger, the Atria Employee Stock Purchase Plan (which had originally reserved shares of Atria Software, Inc. equivalent to 540,615 shares of PASW Common Stock) was terminated at the end of 1996, and the former Atria employees are now eligible to participate in the PASW ESPP (which had originally reserved 300,000 shares of PASW Common Stock). The amended and restated form of the PASW ESPP reserves for issuance 850,000 shares of PASW Common Stock and authorizes the Plan Administrator to increase the number of shares reserved for issuance by repurchasing PASW Common Stock on the open market, up to a maximum of 300,000 such repurchased shares during each of the years 1997, 1998 and 1999. This increased reserve of shares is expected to be sufficient for the plan to operate without additional reserved shares for at least three years.

VOTE REQUIRED

          The affirmative votes of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting will be required to adopt the amended and restated PASW ESPP. If the amendment is not approved, the PASW will remain unchanged.

RECOMMENDATION

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT AND RESTATEMENT OF THE PASW ESPP.

                            SUMMARY OF RESTATED ESPP


          General.  The purpose of the Purchase Plan is to provide employees
          -------
with an opportunity to purchase Common Stock of the Company through payroll deductions.

          Administration.  The Purchase Plan may be administered by the Board of
          --------------
Directors or a committee appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

          Eligibility.  Each employee of the Company (including officers), whose
          -----------
customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year, is eligible to participate in an Offering Period (as defined below); provided, however, that no employee shall be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own 5% of either the voting power or value of the stock of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year. Eligible employees become participants in the Purchase Plan by notifying the Company of their intent to participate in the Plan, authorizing payroll deductions prior to the beginning of any of the sequential six month periods ("Purchase Periods") that make up an Offering Period and filing with the Company a subscription agreement promptly thereafter. The first day of the Purchase Period for which the employee first participates in the Offering Period is that employee's "Entry Date" in the Offering Period.

          Participation in an Offering.  The Purchase Plan is implemented by
          ----------------------------
offering periods lasting for two (2) years (an "Offering Period"), with a new Offering Period commencing at the end of every previous Offering Period. Common Stock may be purchased under the Purchase Plan at the end of every Purchase Period, unless the participant withdraws or terminates employment earlier. To the extent the fair market value of the Common Stock on any exercise date in an Offering Period is lower than the fair market value of the Common Stock on the first day of the Offering Period, then such Offering Period will automatically terminate on that exercise date, and all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof. The Board may change the duration of the Purchase Periods or the length or date of commencement of an Offering Period. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 15% of a participant's compensation. Once an employee becomes a participant in the Purchase Plan, the employee will automatically participate in each successive Offering Period until such time as the employee withdraws from the Purchase Plan or the employee's employment with the Company terminates. At the beginning of each Offering Period, each participant is automatically granted options to purchase shares of the Company's Common Stock. The option expires at the end of the Purchase Period or upon termination of employment, whichever is earlier, but is exercised at the end of each Purchase Period to the extent of the payroll deductions accumulated during such Purchase Period. The number of shares subject to the option may not exceed 600 shares of the Company's Common per Purchase Period.

          Purchase Price, Shares Purchased.  Shares of Common Stock may be
          --------------------------------
purchased under the Purchase Plan at a price not less than 85% of the lesser of the fair market value of the Common Stock on (i) the employee's Entry Date into the Offering Period or (ii) the last day of Purchase Period. The "fair market value" of the Common Stock on any relevant date will be the closing price per share as reported on The Nasdaq National Market (or the mean of the closing bid and asked prices, if no sales were reported) as quoted on such exchange or reported in The Wall Street Journal. The number of shares of Common Stock a participant purchases in each Purchase Period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation during that Purchase Period by the purchase price.

          Termination of Employment.  Termination of a participant's employment
          -------------------------
for any reason, including disability or death, or the failure of the participant to remain in the continuous scheduled employ of the Company for at least 20 hours per week, cancels any portion his or her option beyond the deductions already made, and further participation in the Purchase Plan ceases immediately. In such event, the payroll deductions credited to the participant's account will (at the participant's election during the last ninety (90) days of the current Purchase Period) either be held for purchase of shares at the end of the current Purchase Period, or be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

          Adjustment Upon Change in Capitalization, Change in Control.  In the
          -----------------------------------------------------------
event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other change in the capital structure of the Company effected without the receipt of consideration, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Purchase Plan, the number and class of shares of stock subject to options outstanding under the Purchase Plan, and the exercise price of any such outstanding options. Any such adjustment shall be made by the Board, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger or acquisition of assets involving the Company, any Offering Periods or Purchase Periods then in progress may be shortened to a new exercise date and the Board shall notify each participant that his or her option shall be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the Offering Period.

          Amendment and Termination of the Plan.  The Board of Directors may at
          -------------------------------------
any time terminate or amend the Purchase Plan. An Offering Period may be terminated by the Board of Directors at the end of any Purchase Period if the Board determines that termination of the Purchase Plan is in the best interests of the Company and its shareholders. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held shareholders' meeting, if such amendment would require shareholder approval in order to comply with Section 423 of the Code. The Purchase Plan will terminate in 2005.

          Withdrawal.  Generally, a participant may withdraw from an Offering
          ----------
Period at any time without affecting his or her eligibility to participate in future Offering Periods. However, once a participant withdraws from a particular offering, that participant may not participate again in the same offering.

          Federal Tax Information for Purchase Plan.  The Purchase Plan, and the
          -----------------------------------------
right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the Offering Period or more than one (1) year from the date of transfer of the stock to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

          THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PURCHASE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE INCOME TAX LAWS OF ANY STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

                                 PROPOSAL FIVE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG"), independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. KPMG has audited the Company's financial statements since January 1995. A representative of KPMG is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

          The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of KPMG, the appointment of the independent auditors will be reconsidered by the Board of Directors.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

          The following table sets forth the beneficial ownership of Common Stock of the Company as of March 14, 1997 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the PASW Common Stock ("Principal Stockholders"); (ii) each of the Company's directors; (iii) each of the officers named in the Summary Compensation Table ("Named Officers"); and (iv) all directors and executive officers of the Company as a group.


                                                      SHARES      PERCENTAGE
                                                   BENEFICIALLY  BENEFICIALLY
             NAME                                     OWNED(1)      OWNED
             ----                                  ------------  ------------
Amerindo Investment Advisors Inc.(2)(3).......
  One Embarcadero Center, Suite 2300
  San Francisco, CA 94111

Reed Hastings(4)..............................
  c/o Pure Atria Corporation
  1309 South Mary Avenue
  Sunnyvale, CA 94087

Pilgrim Baxter & Associates (2)...............
  c/o Pure Atria Corporation
  1309 South Mary Avenue
  Sunnyvale, CA 94087

Warburg, Pincus Counsellors, Inc.(2)..........
  466 Lexington Avenue
  New York, NY 10017

Paul H. Levine(5).............................

Louis J. Volpe(6).............................

David A. Litwack(7)...........................

Thomas A. Jermoluk(8).........................

Larry W. Sonsini(9)...........................

Aki Fujimura(10)..............................

Chuck Bay(11).................................

W. Geoffrey Stein(12).........................

All directors and executive officers as
 a group: (9 persons)(13).....................

-------------
 *  Represents less than 1% of the outstanding shares of the Company.

(1) The number and percentage of shares beneficially owned is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 14, 1997 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2) This information was obtained from filings made with the Commission pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

 (3) These securities are owned in the aggregate by Amerindo Investment Advisors Inc., a California corporation, Amerindo Advisors (U.K.) Limited, Amerindo Investment Advisors, Inc., a Panama corporation, the Amerindo Advisors (U.K.) Limited Retirement Benefits Scheme, Alberto W. Vilar, Gary A. Tanaka, James P.F. Stableford and Renata Le Port; however, these stockholders expressly disclaim that they are, in fact the beneficial owner of all but 7,723 shares of such securities.

 (4) Mr. Hastings is also President, Chief Executive Officer and a director of the Company.

 (5) Includes _______shares of PASW Common Stock subject to options exercisable within sixty days of March 14, 1997.

 (6) Includes _______shares of PASW Common Stock subject to options exercisable within sixty days of March 14, 1997.

 (7) Represents shares of PASW Common Stock subject to options exercisable within sixty days of March 14, 1997.

 (8) Represents shares of PASW Common Stock subject to options exercisable within sixty days of March 14, 1997.

 (9) Represents shares of PASW Common Stock subject to options exercisable within sixty days March 14, 1997. Mr. Sonsini is a member of Wilson Sonsini Goodrich and Rosati, Professional Corporation, counsel to the Company.

(10) Includes _______shares of PASW Common Stock subject to options exercisable within sixty days of March 14, 1997.

(11) Includes _______shares of PASW Common Stock subject to options exercisable within sixty days of March 14, 1997.

(12) Includes _______shares of PASW Common Stock subject to options exercisable within sixty days of March 14, 1997.

(13) Includes _______shares of PASW Common Stock subject to options exercisable within sixty days of March 14, 1997 held by executive officers and directors of the Company.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with, except that Mr. Fujimura reported a total of __ transactions late in a total of __ Forms 4.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in May 1995 and is currently composed of Mr. Jermoluk, Mr. Volpe and Mr. Litwack. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.


                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning total compensation of the Chief Executive Officer of the Company and each of the five most highly compensated executive officers of the Company during the last year (the "Pure Atria Named Officers"), for services rendered to the Company in all capacities during the last three fiscal years ended December 31, 1996:

                                                                            LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                                           SECURITIES
                                                                           UNDERLYING         ALL OTHER
      NAME AND PRINCIPAL POSITION           YEAR     SALARY     BONUS        OPTIONS       COMPENSATION(1)

Reed Hastings...........................   1996      160,000    71,288             --                --
  President, Chief Executive               1995      145,208    23,000             --                --
  Officer and Director                     1994      125,000    42,500             --                --

Paul H. Levine(1).......................   1996      160,000   120,000         55,606(2)            510(3)
  Chairman of the Board of Directors       1995(4)   160,000   120,000         30,892(2)            510
                                           1994(4)   150,000    49,500             --               332

Chuck Bay...............................   1996      140,000   112,475         60,000                --
  Vice President, Finance,                 1995      122,167    27,094        180,000                --
  Chief Financial Officer                  1994           --        --             --                --
  and Secretary

W. Geoffrey Stein(5)....................   1996      124,667    20,000         54,833(2)         75,304(6)
  Vice President and General Counsel       1995           --        --             --                --
                                           1994           --        --             --                --

David E. Anderson(7)....................   1996      118,731    93,985         55,000           100,750(8)
  Former Vice President, North             1995       83,425    53,103        200,000                --
  American Sales and Corporate             1994           --        --             --                --
  Marketing

Aki Fujimura(9).........................   1996      139,632    60,125        100,000           260,944(8)
  Director and former Vice                 1995      140,000    31,000             --                --
  President, Systems                       1994      130,000    41,000             --                --
  Business Unit and Customer
  Satisfaction Group

--------------
(1) Mr. Levine was President and Chief Executive Officer of Atria until the combination of Atria Software, Inc. and Pure Software, Inc., in a merger transaction effective August 26, 1996, (the "Pure Atria Combination"), when he became Chairman of the Board of the Company.

(2) Represents the number of shares of PASW Common Stock underlying an option that was originally granted by Atria for Atria capital stock. Such option was assumed by the Company in connection with the Pure Atria Combination and was adjusted to reflect the exchange ratio for the Pure Atria Combination.

(3) Consists of premiums for term life insurance.

(4) The compensation information for this year represents compensation earned by Mr. Levine for services rendered to Atria in such year.

(5) Mr. Stein was General Counsel of Atria until the Pure Atria Combination, when he became Vice President and General Counsel of the Company.

(6) Consists of $75,000 in reimbursement for relocation expenses and $304 in premiums for term life insurance.

(7) Mr. Anderson resigned as an executive officer of the Company effective August 1996.

(8) Represents payments under agreements relating to employment. See "-- Employment Contracts."

(9) Mr. Fujimura resigned as an executive officer of the Company effective August 1996. He is currently a Director of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

          The following table sets forth, as to the Pure Atria Named Officers, information concerning stock options granted during the year ended December 31, 1996.

                                                                                                        POTENTIAL
                                                                                                     REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL
                                                                                                      RATES OF STOCK
                                                                                                          PRICE
                                 INDIVIDUAL GRANTS                                                   APPRECIATION FOR
                                                                                                      OPTION TERM(2)

                                   NUMBER OF            PERCENT OF
                                   SECURITIES          TOTAL OPTIONS
                                   UNDERLYING           GRANTED TO
                                    OPTIONS            EMPLOYEES IN      EXERCISE   EXPIRATION
            NAME                   GRANTED             FISCAL YEAR        PRICE      DATE(1)            5%                  10%
-----------------------------   ----------------      ---------------    --------   ----------      ----------           ----------

Reed Hastings................                 --                   --          --           --                     --            --

Paul H. Levine...............             55,606(3)               1.2%    $ 21.69     01/30/06             $  758,506    $1,922,203

Chuck Bay....................             60,000(4)               1.3      23.625     11/21/06                891,458     2,259,130

W. Geoffrey Stein............              3,861(3)                .1       21.69     01/30/06                 52,667       133,468

                                          50,972(4)               1.1       21.69     07/25/06                695,295     1,762,014

David E. Anderson............             55,000(4)               1.1       27.75     01/26/06                959,850     2,432,449

Aki Fujimura.................             100,000(4)               2.1       27.75     01/26/06              1,745,183     4,422,635

---------------
(1) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.

(2) Under rules promulgated by the Commission, the amounts in these two columns represent the hypothetical gain that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options' ten-year term at assumed annual rates of 5% and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of PASW Common Stock were to increase at such rates from the price at 1996 year end ($24.75 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $40 and $64, respectively. The 5% and 10% assumed annual rates of appreciation do not represent the Company's estimate or projection of future stock price growth.

(3) These options are nonstatutory, were granted under the Atria 1994 Stock Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest in a series of equal quarterly installments over the next five years of employment. In connection with the Pure Atria Combination , vesting was accelerated by two and one-half years.

(4) These options are either nonstatutory or incentive stock options, were granted under the Pure Atria Option Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten- year terms, are exercisable immediately upon grant, and are subject to the Company's repurchase option which lapses as to 25% of the option shares upon completion of one year of service from the vesting commencement date and as to the balance of the option shares in a series of equal monthly installments over the next 36 months of employment thereafter, except for the options of Mr. Fujimura and Mr. Anderson, whose option vesting periods were accelerated in connection with their respective resignations as executive officers of the Company. See "Employment Contracts."

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, as to the Pure Atria Named Officers, certain information concerning stock options exercised during fiscal 1996 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1996. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of PASW Common Stock as of December 31, 1996.

    NAME                  SHARES        VALUE                NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                        ACQUIRED ON    REALIZED             UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS AT
                         EXERCISE                         OPTIONS AT FISCAL YEAR-END               FISCAL YEAR END (1)

                                                        EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
Reed Hastings                 --            --               --                 --                  --                 --

Paul H. Levine                --           --               139,632          24,096            $2,374,116         $130,547

Chuck Bay                 60,000   $1,631,938               120,750          58,750             2,779,781           66,094

W. Geoffrey Stein          2,000       15,850                33,621          56,282               115,523          176,764

David E. Anderson         30,000      876,642               119,062              --             2,066,250               --

Aki Fujimura             175,000    5,314,637               412,183          52,417             8,994,682               --

--------------
(1) Market value of underlying securities based on the closing price of PASW Common Stock on December 31, 1996 on Nasdaq of $24.75 minus the exercise price.


EMPLOYMENT CONTRACTS

          In August 1996, the Company entered into agreements with Mr. Fujimura and Mr. Anderson. Mr. Fujimura's agreement provided for a payment and for the acceleration of the vesting of his options in connection with the transition of his role from that of an executive officer to that of an independent Director of, and his agreement to refrain from competing in certain respects with, the Company. Mr. Anderson's agreement provided for certain payments, the acceleration of the vesting of his options, and the forgiveness of a loan with an outstanding principal amount of $100,750 in connection with his agreement to refrain from competing with, and certain consulting services to be provided by him to, the Company. See "Summary Compensation Table."

           PURE ATRIA CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In October 1995, Pure Atria retained Wilson Sonsini Goodrich & Rosati as its outside legal counsel. Larry W. Sonsini, who has been a member of Wilson Sonsini Goodrich & Rosati since 1970, became a director of Pure Atria in February 1996.



         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

     The Compensation Committee of the Board of Directors (the "Committee") generally determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. The Company's executive pay programs are designed to provide a strong and direct link between Company performance and executive pay. The Committee's executive compensation policies are designed to provide competitive levels of compensation and assist the Company in attracting and retaining the most qualified executives in the industry. Target levels of the executive officers' overall compensation are intended to be consistent with compensation of other executives in the Company's industry.


COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, the Company has historically positioned its executive base salary levels (other than the base salary of Reed Hastings, the Chief Executive Officer, which has typically been lower) at approximately the 50th percentile of survey data, which includes both the Company's direct competitors and the companies with whom the Company competes for executive talent. Pay is sufficiently variable that above-average performance for the Company or the individual results in above-average total compensation for the Company's executive officers, and below-average performance results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

COMPENSATION PROGRAM

     The Company uses a total compensation program, which consists of both cash and equity based compensation, and has three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to the long-term success of the Company. The three components are:

     1.   Base Salary.  Base salary is primarily used as an attraction and
          -----------
retention device. Base salary increases are made based on long-term contributions to the Company, as determined by the Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

     2.   Variable Compensation.  Executive officers and other employees are
          ---------------------
eligible to receive variable compensation based on the Company's performance and the achievement of preidentified objectives of the individual and/or the team to which the executive officer or other employee belongs ("Team Achievement Goals" or "TAGs"). The Company's performance is measured by the Company Performance Index, which is calculated each quarter based on the growth of the Company's quarterly operating income and the level of satisfaction of the Company's customers, as indicated by customer response to a Customer Satisfaction Survey circulated by the Company on a quarterly basis. Inadequate Company performance as measured by the Company Performance Index will mean no compensation for employees under this portion of the variable compensation program. Team Achievement Goals are six-month goals established around every January and July. They are reviewed by management and generally available to other employees as well. A dollar value of compensation to be awarded to an employee on completion of the applicable Team Achievement Goals ("Target TAG") is set for each employee. At the end of the applicable six month period, management will determine TAG compensation based on completion of the Team Achievement Goals. TAG compensation may range from 0% to 130% of each individual's Target TAG.

     3.   Long-Term Incentives.  Long-term incentives are provided through
          --------------------
grants of stock options. The Committee is responsible for determining, subject to the terms of the 1995 Stock Option Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 1995 Stock Option Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Although the Option Plan permits the grant of certain options at below fair market value, to date, all options have been granted at fair market value on the date of the grant.

     An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of the business and will maximize long-term total return to stockholders.

OTHER

     In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under the Company's health care and life insurance programs. Finally, they are eligible to participate in the Company's Employee Stock Purchase Plan, which permits the purchase of stock at a discount through payroll deductions.

PERFORMANCE MEASUREMENTS AND INDUSTRY COMPARISONS

     The Company believes that the key to its executive compensation program is setting aggressive business goals, integrating the executive compensation program with annual and strategic planning measurement processes, and establishing an industry comparison to test Company results against industry performance levels.

COMPANY PERFORMANCE AND CEO COMPARISON

     As indicated above, the Company's executive compensation program is based upon business performance, with a high percentage of variable compensation. Specifically, the Chief Executive Officer's target base pay level has been set at approximately the 30th percentile for software companies, using data specifically for software companies of similar size. In the past, Mr. Hastings' total compensation has tracked the overall financial performance of the Company.

                                    COMPENSATION COMMITTEE
                                    OF THE BOARD OF DIRECTORS



                                    Thomas A. Jermoluk
                                    Louis J. Volpe
                                    David A. Litwack

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return with those of the Nasdaq Stock Market - U.S. Index and the H&Q Technology Index. The graph assumes that $100 was invested on August 1, 1995 (the effective date of the Company's initial public offering) in (i) the PASW Common Stock, (ii) the Nasdaq Stock Market - U.S. Index and the H&Q Technology Index, including reinvestment of dividends. Note that historic stock price performance is not necessarily indicative of future stock price performance.



                                8/1/95          9/30/95         10/30/95
                                ------          -------         --------
Pure Atria                      $100            255.35714       262.5
H & Q Technology                $100            105.72425       107.18833
Nasdaq National Market-U.S.     $100            105.29002       104.53531

                                11/30/95        12/31/95
                                --------        --------
Pure Atria                      233.92857       230.35714
H & Q Technology                105.85384       100.05731
Nasdaq National Market-U.S.     106.87007       106.15774

                                1/31/96         02/31/96        3/30/96
                                -------         --------        -------
Pure Atria                      183.92857       237.5           246.42857
H & Q Technology                101.52389       106.59398       101.92511
Nasdaq National Market-U.S.     106.9296        110.99171       111.1259

                                4/30/96         5/30/96         06/31/96
                                -------         -------         --------
Pure Atria                      283.92857       285.71428       242.85714
H & Q Technology                115.99526       117.72724       109.11594
Nasdaq National Market-U.S.     120.12591       125.46059       119.56493

                                7/31/96         8/31/96         09/31/96
                                -------         -------         --------
Pure Atria                      178.57142       219.64285       269.64285
H & Q Technology                 97.88299       103.7954        115.75727
Nasdaq National Market-U.S.     109.2927        115.17389       123.7915

                                10/31/96        11/31/96        12/31/96
                                --------        --------        --------
Pure Atria                      194.64285       199.10714       176.78571
H & Q Technology                114.08759       127.52601       124.06329
Nasdaq National Market-U.S.     123.24666       130.42043       130.26102

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                              THE BOARD OF DIRECTORS

Sunnyvale, California
March 28, 1997

                            PURE ATRIA CORPORATION
                 Proxy for 1997 Annual Meeting of Stockholders
          This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned stockholder of PURE ATRIA CORPORATION, a Delaware corporation, hereby acknowledges receipt of this Notice of the Annual Meeting of Stockholders and Proxy Statement, each dated March 28, 1997, and hereby appoints Reed Hastings and Chuck Bay, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of PURE ATRIA CORPORATION to be held on Friday, May 9, 1997, at 10:00 a.m., local time, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

    A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

    1.  ELECTION OF DIRECTORS:

        Nominees:  Aki Fujimura, Reed Hastings, Thomas A. Jermoluk,
                   Paul Levine, David A. Litwack, Larry Sonsini, and Louis J. Volpe.

        [_]  FOR         [_]  WITHHELD

        ------------------------------------------------------------
        For all nominees except as noted above

    2. PROPOSAL TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE CORPORATE NAME OF THE COMPANY TO "PURE ATRIA SOFTWARE, INC."

        [_]  FOR         [_]  AGAINST      [_]   ABSTAIN

        In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                (Continued and to be signed on the reverse side)

    3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 200,000,000.

        [_]   FOR          [_]   AGAINST        [_]   ABSTAIN

    4. PROPOSAL TO APPROVE AND RATIFY THE COMPANY'S AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED HEREIN.

        [_]   FOR          [_]   AGAINST        [_]   ABSTAIN

    5. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

        [_]   FOR          [_]   AGAINST        [_]   ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE CORPORATE NAME OF THE COMPANY, FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK TO 200,000,000 FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                [_]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

                                ------------------------------------------------

                                ------------------------------------------------

                                Signature:                        Date:
                                          -----------------------      ---------
                                Signature:                        Date:
                                          -----------------------      ---------

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)